UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2023

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane Irving, Texas	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2023, RumbleOn, Inc. (the “Company” or “RumbleOn”) entered into a Cooperation Agreement (the “Agreement”) with William Coulter and Mark Tkach (each a “Stockholder,” and together, the “Stockholders”) formalizing the parties’ agreements under the binding term sheet (the “Term Sheet”) entered into on June 15, 2023 and described in the Company’s Form 8-K filed on June 16, 2023.

The following descriptions of the Agreement and the Term Sheet do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Agreement, which is attached to this report as Exhibit 10.1, and (ii) the Term Sheet, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 16, 2023, each of which are incorporated herein by reference. Except as set forth below, the actions required by the Agreement were taken in connection with the parties entering into the Term Sheet.

Board Matters Taken under the Term Sheet and the Agreement

On June 15, 2023, the Company’s Board of Directors (the “Board”) temporarily increased the size of the Board from seven to nine members and appointed Mr. Tkach and Melvin Flanigan as directors. Mr. Tkach is a non-classified director with a term expiring concurrently with the next vacancy created on the Board due to a Class I or Class III director’s resignation or removal from the Board, at which time the Board will appoint Mr. Tkach to replace such departing director. Mr. Tkach will resign from the Board no later than the date that is the later of the end of his term as Interim Chief Executive Officer or Marshall Chesrown’s vacating of his Board seat. Mr. Flanigan is a non-classified director with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”).

Effective upon the expiration of the unclassified term of Mr. Flanigan, the Board will take all necessary action to reduce the size of the Board by one director, and effective upon the expiration of the unclassified term of Mr. Tkach, the Board will take all necessary action to reduce the size of the Board by one director, resulting in the Board being reduced back to seven directors when both Messrs. Tkach’s and Flanigan’s unclassified terms have expired. The Board named Steve Pully Chairman of the Board and named Mr. Coulter as a Board observer to serve until the 2023 Annual Meeting. Following the expiration of Mr. Tkach’s term on the Board, the Company will appoint Mr. Tkach as a Board observer to serve until the conclusion of the Company’s 2024 annual meeting of stockholders, unless the Company and Mr. Tkach agree to extend this period.

Also, on June 15, 2023, the Board reorganized its committees as follows:

●	Nominating and Corporate Governance Committee: Shin Lee (Chair), Melvin Flanigan, and Becca Polak.

●	Audit Committee: Melvin Flanigan (Chair), Steve Pully, and Kevin Westfall.

●	Compensation Committee: Becca Polak (Chair), Melvin Flanigan, and Steve Pully.

●	CEO Transition Committee: Mark Tkach (Chair), Shin Lee, Becca Polak, Steve Pully, Kevin Westfall, and William Coulter (non-voting until such time he is appointed/elected to Board).

Mr. Pully’s role as Chairman of the Board and the composition of the committees of the Board shall remain unchanged until the conclusion of the Standstill Period (defined below), except with the Board’s approval and the Stockholders’ consent in writing.

Mr. Flanigan and Mr. Coulter have been nominated for election as a Class II director at the 2023 Annual Meeting.

Observer Rights

Mr. Coulter or Mr. Tkach, as the case may be, may have unrestricted access to attend and participate in any meetings of the Board or any committee thereof held while an observer to the Board. Each of them, while acting as an observer to the Board, will not (i) be deemed a member of the Board, (ii) have the right to vote on any matter presented to the Board or any committee thereof, (iii) be considered or be required for purposes of establishing quorum and (iv) have the right to propose or offer any motions or resolutions to the Board. Each of them, while acting as an observer to the Board, will have the right to (i) receive the same materials distributed to the Board and any committee thereof, (ii) receive notice of all meetings of the Board and any committee thereof and (iii) otherwise fully participate in meetings and discussions of the Board and any committee thereof (whether by person or by telephone), except for the right to vote, as if he were a member of the Board or the committees.

Withdrawal of Proxy Contest

Pursuant to the Agreement, Mr. Coulter and Mr. Tkach irrevocably withdrew their notice to the Company to nominate certain persons for election to the Board and make certain other proposals for consideration at the 2023 Annual Meeting and agreed to cease any and all solicitation and other activities in connection with the 2023 Annual Meeting, other than in support of the Company’s nominations and other Company proposals to be voted on at the 2023 Annual Meeting.

Voting Commitment

From the effective date of the Term Sheet until September 13, 2023 (the “Standstill Period”), Mr. Coulter and Mr. Tkach agreed to (i) appear in person or by proxy at each annual or special meeting of stockholders of the Company, whether such meeting is held at a physical location or virtually by means of remote communications, and (ii) vote all shares of the Company’s Class B common stock, $0.001 par value (the “Class B Common Stock”), beneficially owned in accordance with the Board’s recommendations with respect to all proposals submitted to stockholders at such meeting, in each case as the Board’s recommendation is set forth in the definitive proxy statement filed by the Company in respect of such meeting; provided, however, that if the 2023 Annual Meeting does not conclude by July 24, 2023 or Mr. Alexander and Mr. Marchlik do not vacate the Board by July 24, 2023, then the Standstill Period will immediately end, and neither Mr. Coulter nor Mr. Tkach will have any further obligations or duties in connection with certain obligations described in the Agreement.

Standstill Agreement

During the Standstill Period, except as otherwise provided in the Agreement, without the prior written consent of the Board, each of Mr. Coulter and Mr. Tkach agrees solely for and on behalf of himself that he will not, and will cause his affiliates and associates not to, alone or in concert with others, directly or indirectly (i) call or seek to call, or request the call of, any annual or special meeting of stockholders of the Company, including a “town hall meeting,” (ii) initiate, encourage, assist, grant or participate in any “solicitation” of proxies, (iii) nominate, recommend for nomination or give notice of intent to nominate or recommend for nomination a person for election at any such stockholder meeting, (iv) submit, initiate, make, submit a notice of intent to make, or be a proponent of any stockholder proposal for consideration at any such stockholder meeting, (v) seek to influence any third party with respect to the voting or disposition of Class B Common Stock, subject to certain exceptions, (vi) knowingly threaten or pursue, or knowingly assist any other person to threaten or pursue, any lawsuit, claim or proceeding before any court or governmental authority or regulatory authority against the Company without the consent of the majority of the Board, or (vii) advise, assist or encourage any third party to take any action or make any statement inconsistent with any of the foregoing.

Reimbursement of Fees

The Company has agreed to reimburse the reasonable, documented, out-of-pocket advisor fees and expenses incurred by the Stockholders in connection with their proxy contest, which are estimated to be $2.5 million.

Additional Terms

The Agreement includes a mutual non-disparagement provision during the Standstill Period. The term of the Agreement is through September 13, 2023 unless earlier terminated by either party in accordance with its terms.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of June 30, 2023, by and among RumbleOn, Inc., William Coulter, and Mark Tkach.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K, and the documents incorporated by reference in this Current Report on Form 8-K, may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this Current Report on Form 8-K and speak only as of the date of this Current Report on Form 8-K. Readers are further advised to consider the factors listed under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, as may be updated and amended from time to time including the Company’s most recent Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: July 6, 2023	By:	/s/ Michael Francis
Michael Francis
Secretary

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